Exhibit 10.3

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of this 2nd day of November, 2018 by and between I-AM Capital Acquisition Company, a Delaware corporation (“Buyer” or “I-AM”) and MEF I, L.P., a limited partnership incorporated under the laws of Delaware (“Seller”).

WHEREAS, I-AM was organized for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business (“Business Combination”); and

WHEREAS, I-AM has entered into that certain share subscription agreement dated as of May 3, 2018 by and among I-AM, Smaaash Entertainment Private Limited, a company incorporated in the Republic of India, and the other parties thereto, as amended (the “Acquisition Agreement”); and

WHEREAS, in connection with the Business Combination, the holders of I-AM common stock issued in the initial public offering of I-AM have the right to elect to redeem their shares for a portion of the funds being held in I-AM’s trust account; and

WHEREAS, Buyer has requested Seller to sell, and Seller has agreed to sell, 100,000 shares of I-AM common stock (the “Shares”) to Buyer, pursuant to the terms of this Agreement; and

WHEREAS, Buyer shall deposit into a trust account maintained by Continental Stock Transfer and Trust Company (“Escrow Agent”) for the benefit of Seller, cash equal to $1,021,000 (the “Initial Escrow Amount”) that will go towards the Aggregate Purchase Price (as defined below), to be delivered to Seller pursuant to the terms of an escrow agreement (the “Escrow”).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
Purchase and Closing

Section 1.01 Sales to Buyer. Seller hereby agrees to sell to Buyer and Buyer hereby agrees to purchase from Seller at the Closing (as defined below) all Shares not previously sold by Seller pursuant to Section 1.02 below, for a purchase price of $11.23 per Share (the “Purchase Price Per Share”), as adjusted for stock splits, stock dividends, reorganizations, recapitalizations or similar transactions. The total amount paid for all Shares actually purchased by the Buyer shall be referred to herein as the “Aggregate Purchase Price”. Buyer’s obligation to purchase any Shares from Seller is conditioned on the prior consummation of the transactions contemplated by the Acquisition Agreement (the “Smaaash Transaction”).

Section 1.02 Sales to Third Parties. Seller shall have the sole discretion to sell any and all Shares to third parties prior to the Closing.

Section 1.03 Closing. The closing of the purchase and sale of the Shares pursuant to Section 1.01 above (the “Closing”) will occur thirty (30) days after the consummation of the Smaaash Transaction, provided that if such day is not a business day, the Closing will occur on the next business day. The date of the Closing may be extended by up to an additional 30 days upon mutual agreement between Buyer and Seller. At the Closing, Seller shall deliver the Shares it still owns to Buyer, and (i) pursuant to the terms of the escrow agreement governing the Escrow, Escrow Agent shall release the Aggregate Purchase Price (up to the Initial Escrow Amount) for such Shares to Seller by wire transfer of immediately available funds to an account specified by Seller and (ii) Buyer shall pay any outstanding amount of the Aggregate Purchase Price not satisfied by the Escrow to Seller. If the Buyer fails to pay any portion of the outstanding amount of the Aggregate Purchase Price on the date of the Closing, such outstanding amount shall accrue interest until the date of payment at a rate of 30% per annum, compounded semi-annually. It shall be a condition to the obligation of Buyer on the one hand and Seller on the other hand to consummate the transfer of the Shares and payment of the Aggregate Purchase Price contemplated hereunder, that the other party’s representations and warranties (other than Buyer’s representation in Section 3.05) are true and correct at the Closing with the same effect as though made on such date, unless waived in writing by the party to whom such representations and warranties are made.

ARTICLE II

Representations and Warranties of Seller

Seller hereby represents and warrants to Buyer on the date hereof and as of the Closing that:

Section 2.01 Organization. Seller has the legal authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

Section 2.02 Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by Seller and, assuming the due authorization, execution and delivery thereof by Buyer, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Seller does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Seller is a party which would prevent Seller from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Seller is subject.

Section 2.03 Sophisticated Seller. Seller is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the sale of Shares to Buyer.

Section 2.04 Independent Investigation. Seller, in making the decision to sell the Shares to Buyer, has not relied upon any oral or written representations or assurances from Buyer or any of its officers, directors or employees or any other representatives or agents of Buyer, other than as set forth in this Agreement. Seller has had access to all of the filings made by I-AM with the SEC, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended, in each case to the extent available publicly via the SEC’s Electronic Data Gathering, Analysis and Retrieval system.

Section 2.05 No Legal Advice from Buyer. Seller acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Seller’s own legal counsel, investment and tax advisors. Seller is not relying on any statements or representations of Buyer or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Agreement.

Section 2.06 Ownership of Shares. Seller has control and direction over the Shares and shall cause the registered holders thereof to transfer to Buyer at the Closing good and marketable title to the Shares, free and clear of any liens, claims, security interests, options, charges or any other encumbrance whatsoever.

Section 2.07 Finder’s Fees. Other than Chardan Capital Markets LLC, to the best of Seller’s knowledge, no investment banker, broker, finder or other intermediary is entitled to a fee or commission in cash or securities from Buyer in respect of this Agreement.

ARTICLE III
Representations and Warranties of Buyer

Buyer hereby represents and warrants to Seller on the date hereof and as of the Closing that:

Section 3.01 Organization. Buyer is a corporation, duly incorporated, validly existing and in good standing in the jurisdiction of its incorporation. Buyer has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

Section 3.02 Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by Buyer and, assuming the due authorization, execution and delivery thereof by Seller, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Buyer does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Buyer is a party which would prevent Buyer from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Buyer is subject.

Section 3.03 Governmental Approvals. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or other authority on the part of Buyer required in connection with the consummation of the transactions contemplated in this Agreement have been or shall have been obtained prior to and be effective as of the Closing.

Section 3.04 No Brokers. No broker, investment banker, financial advisor, finder or other person has been retained by or is authorized to act on behalf of Buyer that will be entitled to any fee or commission for which Seller will be liable in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.05 No MNPI. Notwithstanding Section 4.01, as at the date hereof, Buyer does not possess any material non-public information which has not been communicated to Seller.

ARTICLE IV
Agreements

Section 4.01 Acknowledgement; Waiver. Seller (i) acknowledges that Buyer may possess or have access to material non-public information which has not been communicated to Seller; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against Buyer or any of its officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non- public information in connection with the transactions contemplated by this Agreement, including without limitation, any such claims arising under the securities or other laws, rules and regulations; and (iii) is aware that Buyer is relying on the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

Section 4.02 No Shorting. Seller hereby agrees that it shall not, either directly or indirectly, short shares of I-AM common stock during the term of this Agreement.

Section 4.03 Voting. In further consideration of receipt of the Aggregate Purchase Price, Seller hereby agrees that, prior to the applicable voting deadline (if Seller has not already done so), Seller shall vote or send electronic and written instructions to its prime broker holding the Shares to vote the Shares in favor of the Smaaash Transaction and each of the other proposals (“Proposals”) to be submitted at the special meeting, or any adjournment thereof, called for by I-AM for the purpose of voting upon (i) the Smaaash Transaction and (ii) any other Proposal set forth in I-AM’s definitive proxy statement that has been filed with the Securities and Exchange Commission as at the date hereof (the “Meeting”).Seller hereby covenants and agrees that, except pursuant to the terms of this Agreement, it shall not, directly or indirectly, (a) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any of the Shares, regardless of whether such vote would occur at the Meeting or upon action by written consent or (b) sell, assign, transfer, encumber, pledge or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect assignment, transfer, encumbrance, pledge or other disposition of, any of the Shares during the term of this Agreement.

Section 4.04 Redemption Rights. Provided that the conditions precedent in Section 4.05 are true and correct as at the time of the closing of the Smaaash Transaction, the Buyer is authorized to take such actions necessary to rescind the Seller’s demand for redemption of the Shares.

Section 4.05 Conditions Precedent. Notwithstanding anything to the contrary contained herein, Buyer acknowledges and agrees that the following conditions must be satisfied prior to giving effect to the rescission of redemption rights contemplated by Section 4.04:

a)	Buyer, Seller and Escrow Agent shall have entered into an escrow agreement governing the Escrow that directs the Escrow Agent to transfer the Initial Escrow Amount from the Buyer’s trust account to the trust account governed by the Escrow for the Seller’s benefit contemporaneously with the closing of the Smaaash Transaction and without further action on the part of Buyer or Seller;

b)	Seller shall have received confirmation that $51,050 shall have been paid into Escrow;

c)	Buyer shall have disclosed the material terms of this Agreement in accordance with applicable law; and

d)	Not including the shares of the Seller, Buyer shall have agreed (and provide Seller with evidence of such agreement(s)) with holders of not less than 500,000 common shares of the Buyer to not redeem such shares through the Smaaash Transaction and the proceeds of such shares currently held in Buyer’s trust account shall be used purchase shares of Smaaash Entertainment Private Limited.

Section 4.06 Founder Shares. As additional consideration for Seller agreeing to sell Shares to Buyer, I-AM Capital Partners LLC (the “LLC”), the sponsor of I-AM, shall transfer an aggregate of 30,000 shares (“Founder Shares”) of I-AM common stock currently held by it to Buyer at the time of the Closing. Seller shall receive such Founder Shares subject to the same lockup provisions and registration rights that currently exist for such shares. On the date of Closing, Buyer and the LLC shall take all necessary steps to cause the transfer of such Founder Shares as directed by the Seller. Buyer and the LLC represent and warrant that (i) the LLC has the legal authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby and (ii) the LLC has legal and beneficial ownership of the Founder Shares and will transfer to Seller at the Closing good and marketable title to the Founder Shares, free and clear of any liens, claims, security interests, options, charges or any other encumbrance whatsoever.

Section 4.07 Most Favored Terms. The Buyer has not entered into, and will not enter into, without the prior consent of Seller prior to the consummation of the transactions contemplated by the Acquisition Agreement any agreement with any other investor or prospective investor in the Buyer (each, a “Third-Party Investor”) that has the direct or indirect effect of establishing terms, rights, or benefits for such Third-Party Investor (or any affiliate or associate thereof) in a manner more favorable to such Third- Party Investor than the terms, rights, and benefits established in favor of the Seller, including among other things, the Purchase Price Per Share and the lockup provisions and registration rights applicable to the Founder Shares.

Section 4.08 Restriction on Security Repurchases. Following the date hereof until the Closing, Buyer shall not, directly or indirectly, repurchase any of its issued and outstanding securities.

Section 4.09 No Rights to Monies Held on Trust. For so long as the Escrow is in place, Buyer shall include the following term in all agreements:

For and in consideration of Buyer agreeing to enter into this Agreement, the Counterparty] hereby agrees that it does not have any right, title, interest or claim of any kind (the “Claim”) in or to any monies in the trust account(s) established for the benefit of certain sellers of Buyer’s shares and hereby waives any Claim it may have in the future as a result of, or arising out of, any breach by [Buyer] of this Agreement and will not seek recourse against any such trust account(s) for any such breach of this Agreement by [Buyer].

ARTICLE V
Miscellaneous

Section 5.01 Termination. Notwithstanding any provision in this Agreement to the contrary, this Agreement shall become null and void and of no further force and effect upon the earlier to occur: (i) termination by the written agreement of the parties to this Agreement or (ii) without any further action required by any party hereto on (a) the date on which the Acquisition Agreement is terminated; or (b) 12:00 am, Eastern time, on November 22, 2018 if the Smaaash Transaction has not been consummated by such time.

Section 5.02 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

Section 5.03 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall, to the fullest extent applicable, be brought and enforced first in the Southern District of New York, then to such other court in the State of New York as appropriate and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Section 5.04 Remedies Cumulative. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement. Accordingly, Seller hereby agrees that Buyer is entitled to an injunction prohibiting any conduct by Seller in violation of this Agreement and Seller shall not seek the posting of any bond in connection with such request for an injunction.

Section 5.05 Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated

Section 5.06 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

Section 5.07 Headings. The descriptive headings of the Sections hereof are inserted for convenience only and do not constitute a part of this Agreement.

Section 5.08 Entire Agreement; Changes in Writing. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transactions contemplated hereby. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.

Section 5.09 Further Assurances. If at any time any of the parties hereto shall consider or be advised that any further documents or actions are necessary or desirable to vest, perfect or confirm of record or otherwise the rights, title or interest in or to the Shares, the Founder Shares or under or otherwise pursuant to this Agreement, the parties hereto shall execute and deliver such further documents or take such actions and provide all assurances as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in or to the Shares, the Founder Shares or under or otherwise pursuant to this Agreement.

Section 5.10 Use of Name. Buyer shall not, without the prior written consent of Seller, use in any advertising, publicity, marketing materials, other similar communication to third parties, or in any other public use, as such, the names, brands or trademarks of the Seller or any of its affiliates, officers, directors and employees.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

I-AM CAPITAL ACQUISITION COMPANY

By:	/s/ Suhel Kanuga
Name:	Suhel Kanuga
Title:	CFO

MEF I, L.P.

By:	/s/ Joshua Sason
Name: Joshua Sason
Title: Authorized Signor, Magna GP, LLC General Partner of MEF I, L.P.

Acknowledged and agreed with respect to Section 4.06 only:

I-AM CAPITAL PARTNERS LLC

By:	/s/ Suhel Kanuga
Name:	Suhel Kanuga
Title:	CFO